Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-3, No. 333-110793; Form S-4, Nos. 333-99217 and 333-107468 and Form S-8, Nos. 33-60366, 33-61333, 33-75746, 333-71428, 333-71430, 333-71432, 333-110798 and 333-114424) of our report dated October 3, 2003, with respect to the financial statements of TRAK International, Inc., as of December 28, 2002, included in this Current Report (Form 8-K/A, Amendment No. 2) filed with the Securities and Exchange Commission.

          /s/Ernst & Young LLP

Boston, Massachusetts
May 27, 2004